UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Great Elm Capital Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

As previously announced, John J. Woods notified Great Elm Capital Group, Inc. (the “Company”) of his intent to resign as its Chief Financial Officer.  Such resignation is effective as of February 28, 2019.

On February 28, 2019, the Company appointed Brent J. Pearson to serve as its interim Chief Financial Officer. Mr. Pearson currently serves as the Company’s Chief Accounting Officer. Prior to joining the Company in October 2018, Mr. Pearson, 37, was a Senior Manager in the audit practice at Deloitte & Touche LLP (“Deloitte”), a global professional audit, consulting, tax and advisory services firm. He has been employed in various capacities in the audit practice at Deloitte since 2005.

There are no arrangements or understandings between Mr. Pearson and any other person pursuant to which he was selected as interim Chief Financial Officer. There are no family relationships between Mr. Pearson and any director or executive officer of the Company, and Mr. Pearson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: February 28, 2019	/s/ Adam M. Kleinman
	By:	Adam M. Kleinman
	Title:	President and Chief Operating Officer